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                                 April 25, 2002

Board of Directors
GE Investments Funds, Inc.
3003 Summer Street
Stamford, CT 06905

         RE:   GE INVESTMENTS FUNDS, INC.
               FILE NO. 2-91369

Gentlemen:

     We hereby consent to the reference to our name under the caption "Counsel" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 29 to Form N-1A for GE Investments Funds, Inc. (File No. 2-91369). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP

                                By:   /s/David S. Goldstein
                                      ---------------------
                                         David S. Goldstein